Exhibit 99.1

FOR IMMEDIATE RELEASE

[LOGO]

Newtek Business Services Raises 2003 EPS Guidance to $0.33 – $0.36

Up from Previous Guidance of $0.29

New York, N.Y. – November 4, 2003 – Newtek Business Services, Inc. (AMEX: NKC) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market, today announced its results for the quarter ended September 30, 2003. Newtek reported revenues of approximately $26.4 million for the quarter and net income of approximately $9.5 million or $0.36 per diluted share. For the same period last year, Newtek Business Services had revenues of approximately $16.9 and net income of approximately $5.5 million, or $0.22 per diluted share.

For the nine months ended September 30, 2003, Newtek reported revenues of approximately $54.1 million and net income of approximately $14 million, or $0.54 per diluted share ($0.53 per diluted share before extraordinary gain of approximately $187,000).

Barry Sloane, chairman and CEO, stated, “We are pleased to announce our third quarter results and dramatically raised guidance for 2003, which has increased from $0.29 EPS to a range of $0.33 to $0.36. We are also encouraged by our forecast of $0.38 to $0.42 for calendar year 2004. We are comfortable staying within our 20% forecast for top and bottom line growth which we have historically estimated conservatively. The contribution that we have received from Newtek Small Business Finance, our small business lending division, and Newtek Merchant Solutions, our electronic payment processing business, has exceeded our expectations. Both businesses will have profitable fourth quarters for 2003, with Newtek Merchant Solutions Wisconsin forecasting an after tax profit of $140,000, and Newtek Small Business Finance recording a profit of between $700,000 and $900,000. We continue to be encouraged that our business model and strategy is being accepted by an overwhelming majority of our strategic alliance partners, small to medium-sized businesses and employees.”

Newtek Business Services will be conducting a conference call today at 4:15 p.m. EDT to discuss the Company’s results for the first quarter 2003. The conference call will be accessible via a toll free number by dialing 1-800-299-7635 and providing the pass code 15792145. Listeners are encouraged to ask any questions that they may have during the call. The conference call will also be broadcasted over the Internet through Newtek’s website at www.newtekbusinessservices.com. To listen to the call live, please go to Newtek’s website approximately 15 minutes prior to the call to download any audio software which may be necessary. For those who miss the live broadcast, a replay will be available on the website approximately one hour after the call.

Newtek Business Services, Inc. is a premier provider of business services and financial products to the small-business market. Newtek Business Services invests in and provides financial, management and technological services for small businesses throughout the country. Newtek brands include:

•	Newtek Small Business Finance: small business and U.S. government-guaranteed lending services;

•	Newtek Merchant Solutions: electronic merchant payment processing solutions;

•	Newtek Financial Information Systems: back office financial information & controller services;

•	Newtek Tax Services: tax filing, preparation and advisory services;

•	Newtek IT Services: complete information technology solutions;

•	Newtek Strategies: strategic business management and global marketing services; and

•	Newtek Client Services: marketing and customer relations services.

The statements in this release may contain forward-looking statements relating to such matters as anticipated future financial performance, business prospect, legislative developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward – looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s actual results to differ materially from the anticipated results expressed in the Company’s forward looking statements such as intensified competition and/or operating problems on its operating business projects and their impact on revenues and profit margins or additional factors as described in Newtek Business Services’ previously filed registration statements.

Contacts:

Lippert/Heilshorn & Associates

212-838-3777

Investors – Dave Waldman, dwaldman@lhai.com

Media – Chenoa Taitt, ctaitt@lhai.com

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com

Dave Gentry

Aurelius Consulting Group

407-644-4256

aurelius@cfl.rr.com

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2003	December 31, 2002
ASSETS
Cash and cash equivalents	$35,000,307	$41,171,358
Credits in lieu of cash	73,411,999	41,580,950
Loans receivable (net of reserve for possible loan losses of $1,868,183)	50,623,424	56,073,016
Loans held for sale	804,440	—
Accounts receivable (net of allowance of $169,798 and $34,466, respectively)	664,107	661,351
Receivable from bank	2,489,608	2,938,309
Accrued interest receivable	215,877	285,151
Investments in qualified businesses – held to maturity investments	2,592,568	3,962,353
Investments in qualified businesses – equity investments	300,000	1,091,110
Structured insurance product	3,014,355	2,893,301
Prepaid insurance	12,673,214	14,056,196
Prepaid expenses and other assets	1,633,219	932,447
Furniture, fixtures and equipment (net of accumulated depreciation of $359,388 and $190,590, respectively)	870,868	546,231
Customer merchant accounts	3,208,838	—
Goodwill	3,225,353	2,862,965

Total assets	$190,728,177	$169,054,738

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$5,178,789	$4,218,367
Notes payable – certified investors	3,833,525	3,844,181
Notes payable – insurance	3,881,803	5,369,896
Notes payable – other	2,365,183	480,500
Borrowings under line of credit	—	450,000
Bank notes payable	48,970,105	53,824,492
Interest payable in credits in lieu of cash	61,831,800	65,196,116
Deferred tax liability	12,582,824	3,726,151

Total liabilities	138,644,029	137,109,703

Minority interest	8,688,868	4,772,741

Commitments and contingencies
Stockholders’ equity:
Common Stock (par value $0.02 per share; authorized 39,000,000 shares, issued and outstanding 25,948,889 as of September 30, 2003, not including 582,980 shares held in escrow, and 25,341,428 as of December 31, 2002)	518,978	506,828
Additional paid-in Capital	23,262,523	20,992,827
Unearned Compensation	(98,334)	—
Retained earnings	19,712,113	5,672,639

Total stockholders’ equity	43,395,280	27,172,294

Total liabilities and stockholders’ equity	$190,728,177	$169,054,738

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

	Three Months Ended September 30,		Nine months Ended September 30,
	2003	2002	2003	2002
Revenue:
Income from tax credits	$22,067,285	$14,886,087	$43,926,619	$25,144,192
Credit card processing revenue	1,879,526	519,798	3,867,612	912,730
Interest and dividend income	921,507	78,329	3,005,227	683,016
Other income	1,141,963	1,250,581	2,815,815	1,301,257
Recovery of investment	350,000	—	350,000	—
Gain on sale of property	—	—	—	16,841
Consulting fee income	68,353	168,736	102,953	268,053

Total revenue	26,428,634	16,903,531	54,068,226	28,326,089

Expenses:
Interest	3,322,298	3,090,193	10,526,385	8,658,556
Payroll and consulting fees	1,725,050	2,049,085	4,471,345	4,245,085
Credit card processing direct costs	870,932	318,675	2,393,580	521,313
Credit card processing administrative costs	1,227,443	431,202	2,252,204	1,341,503
Professional fees	691,991	902,837	2,748,647	2,427,007
Insurance	622,731	471,609	1,834,148	1,336,364
Other than temporary decline in value of investments (net of $7,176 recovery in 2002)	257,339	601,025	1,991,040	1,588,630
Equity in net losses of affiliates		120,993	—	793,868
Provision for loan losses	(7,429)	—	331,371	—
Other	955,093	812,640	2,898,486	1,494,292

Total expenses	9,665,448	8,798,259	29,447,206	22,406,618

Income before minority interest, provision for income taxes and extraordinary gain on acquisition of minority interest and extraordinary gain on acquisition of a business	16,763,186	8,105,272	24,621,020	5,919,471

Minority interest in (loss) income	(1,231,560)	689,952	(1,911,602)	1,738,590

Income before provision for income taxes and extraordinary gain	15,531,626	8,795,224	22,709,418	7,658,061
Provision for income taxes	(6,057,334)	(3,342,186)	(8,856,673)	(2,910,064)

Income before extraordinary gain on acquisition of minority interest and extraordinary gain on acquisition of a business	9,474,292	5,453,038	13,852,745	4,747,997
Extraordinary gain on acquisition of minority interest, net of taxes of $162,778 for 2002	—	—	—	265,584
Extraordinary gain on acquisition of a business	—	—	186,729	—

Net income	$9,474,292	$5,453,038	$14,039,474	$5,013,581

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

(CONTINUED)

	Three Months Ended September 30,		Nine months Ended September 30,
	2003	2002	2003	2002
Weighted average common shares outstanding:
Basic	25,709,700	24,787,535	25,671,712	23,947,116
Diluted	26,110,536	24,847,408	26,016,931	24,052,620
Income per share:
Basic	$0.37	$0.22	$0.55	$0.21
Diluted	$0.36	$0.22	$0.54	$0.21
Income per share before extraordinary items:
Basic	$0.37	$0.22	$0.54	$0.20
Diluted	$0.36	$0.22	$0.53	$0.20